Exhibit 10.01

COHERENT, INC.

2001 Stock Plan

Amended Stock Option Agreement

1.                   Grant of Option.    The Board of Directors of the Company hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Agreement (the “Optionee”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of the Plan, which is incorporated herein by reference.  Subject to Section 15 (c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code.  However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it shall be treated as a Nonstatutory Stock Option (“NSO”).

2.                   Exercise of Option.

(a)           Right to Exercise.  This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement.  In the event of Optionee’s death, Disability or other termination of Optionee’s employment or consulting relationship, the exercisability of the Option is governed by the applicable provisions of the Plan and this Option Agreement.

(b)                                 Method of Exercise.  Exercises are transacted electronically (or by telephone) through your individual E*Trade account.  The Company provides OptionsLink Account Activation Instructions at the time of option award.

No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed.  Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

3.                   Method of Payment.  Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(a)           cash;

(b)           check;

(c)           cashless same-day sale executed electronically (or by telephone) upon completion of exercise direct with E*Trade shall effect an exercise of the Option and delivery to the Company of the sale proceeds required to pay the exercise price; or

(d)           surrender of other Shares which (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of Exercised Shares.

4.                   Non-Transferability of Option.  This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee.  The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

5.                   Term of Option.  This Option may be exercised only within the term set out in the Notice of Grant and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

6.                   Tax Consequences.  Some of the federal and California tax consequences relating to this Option, as of the date of this Option, are set forth below.  THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.  THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

(a)           Exercising the Option.

(i)            Nonstatutory Stock Option.  The Optionee may incur federal income tax and California income tax liability upon exercise of a NSO.  The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price.  If the Optionee is an Employee or a former Employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

(ii)           Incentive Stock Option.    If this Option qualifies as an ISO, the Optionee will have no regular federal income tax or California income tax liability upon its exercise, although the excess, if any, of the Fair Market Value of the Exercise Shares on the date of exercise over their aggregate Exercise Price will be treated as an adjustment to alternative minimum taxable income for federal tax purposes and may subject the Optionee to alternative minimum tax in the year of exercise.  In the event that the Optionee undergoes a change of status from Employee to Consultant, any Incentive Stock Option of the Optionee that remains unexercised shall cease to qualify as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option on the ninety-first (91st) day following such change of status.

(b)           Disposition of Shares.

(i)            NSO.         If the Optionee holds NSO Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

(ii)           ISO.        If the Optionee holds ISO Shares for at least one year after exercise and two years after the grant date, any gain realized on disposition of the

Shares will be treated as long-term capital gain for federal income tax purposes.  If the Optionee disposes of ISO Shares within one year after exercise or two years after the grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the lesser of (A) the difference between the Fair Market Value of the Shares acquired on the date of exercise and the aggregate Exercise Price, or (B) the difference between the sale price of such Shares and the aggregate Exercise Price.

(c)           Notice of Disqualifying Disposition of ISO Shares.   If the Optionee sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, the Optionee shall immediately notify the Company in writing of such disposition.  The Optionee agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current earnings paid to the Optionee.

7.                   Entire Agreement; Governing Law.   The Plan in incorporated herein by reference.  The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee.  This agreement is governed by California law except for that body of law pertaining to conflict of laws.

8.                   Termination Period.     This Option may be exercised for ninety (90) days after termination of the Optionee’s employment or consulting relationship with the Company.  Upon the death or Disability of the Optionee, this Option may be exercised for such longer period as provided in the Plan.  In the event of the Optionee’s change in status from Employee to Consultant or Consultant to Employee, this Option Agreement shall remain in effect.  In no event shall this Option be exercised later than the Term/Expiration Date as provided above.

By your signature and the signature of the Company’s representative on the Notice of Grant attached as Part I, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement.  Optionee has reviewed the Plan and this Option Agreement in their entirety, had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement.  Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement.  Optionee further agrees to notify the Company upon any change in the address indicated on the Notice of Grant.

COHERENT, INC.
Notice of Grant of Stock Options	ID: 94-1622541
and Option Agreement	PO BOX 54980
5100 PATRICK HENRY DR
SANTA CLARA, CA 95054

Name	Option Number:
Address	Plan:
Address2	ID:

Effective [Date], you have been granted a(n) [Form of equity award] to buy [Number] shares of COHERENT, INC. (the Company) stock at $[price] per share.

The total option price of the shares granted is $[amount].

Shares in each period will become fully vested on the date shown.

Shares	Vest Type	Full Vest	Expiration

By your signature and the Company’s signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company’s Stock Option Plan as amended and the Option Agreement, all of which are attached and made a part of this document.

COHERENT, INC.	Date

[name]	Date

Date:
Time: